Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 29, 2018

Arbor Realty Trust, Inc.

333 Earle Ovington Blvd — Suite 900

Uniondale, NY 11553

Re:      Arbor Realty Trust, Inc. — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering of up to $125,000,000 aggregate principal amount of the Company’s 5.625% Senior Notes due 2023 (the “Exchange Notes”) to be issued under the Indenture, dated as of March 13, 2018 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Exchange Notes are to be issued pursuant to an offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $125,000,000 of the Exchange Notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 5.625% Senior Notes due 2023 (the “Original Notes”), as contemplated by the Registration Rights Agreement, dated as of March 13, 2018 and the Registration Rights Agreement, dated as of May 15, 2018 (together the “Registration Rights Agreements”), among the Company and the purchasers identified therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-4 of the Company relating to the Exchange Notes filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2018 under the Securities Act and Pre-Effective Amendment No. 1 thereto (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 executed copies of the Registration Rights Agreements;

(c)                                  an executed copy of the Indenture;

(d)                                 the form of global certificate to be used to evidence the Exchange Notes (the “Exchange Note Certificate”) in the form included in the Indenture;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Agreements” means the Indenture and the Exchange Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Exchange Note Certificate has been duly executed by the Company and duly authenticated by the Trustee and issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Original Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the  Registration Rights Agreements and the Exchange Offer, the Exchange Note Certificate will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)                                 the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)                                  we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

(f)                                   to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Transaction Agreements, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinion, we have assumed that, at all applicable times:

(a)                                 the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)                                 the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)                                  each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Exchange Notes: (i) conflicts or will conflict with the articles of incorporation or by-laws of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)                                  neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Exchange Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP